SURGE GLOBAL ENERGY EXPANDS ITS BOARD OF DIRECTORS WITH TWO NEW APPOINTMENTS

       New Board Members Bring Extensive Credentials in Investment Banking
                                 and Real Estate

San Diego, California - March 23, 2006 - Surge Global Energy, Inc. (OTC BB:SRGG), an oil and gas exploitation and development company, today announced that Daniel Schreiber, Chief Executive Officer of Granite Financial Group, and Barry Nussbaum, Founder and President of BNC Real Estate, have joined the company's Board of Directors. Mr. Schreiber brings to the board 20 years of experience in investment banking and Mr. Nussbaum has extensive expertise in real estate specializing in developments in Texas, Arizona and California.

"We are delighted that Barry and Dan are joining Surge Global Energy's board of directors," said David Perez, Chairman and Chief Executive Officer of Surge Global Energy. "They both bring a unique perspective to the board and the proficiency in making high-level deals in their respective fields. We look forward to working with them to continue the development of new sources of oil and gas from regions that can help provide a more reliable energy supply."

Mr. Daniel Schreiber is Chief Executive Officer of Granite Financial Group which he founded in 1997. In his current capacity, Mr. Schreiber sources and structures corporate finance transactions, and oversees the firm's investment banking team which has placed over $500 million in debt and equity securities.

Prior to establishing Granite Financial Group, Mr. Schreiber served as a Vice President for Torrey Pines Securities, Inc., where he specialized in corporate finance transactions, including secondary offerings. Before that, Mr. Schreiber was a Senior Vice President with Lehman Brothers where he was a member of the firm's prestigious Directors Council. Mr. Schreiber has been a registered investment professional since 1987 and is a graduate of the University of Maryland with a degree in Finance.

Mr. Barry Nussbaum is the President BNC Real Estate which he founded 29 years ago. While formerly owning and managing properties throughout Southern California and Arizona, the company currently owns and manages projects throughout Texas.

Mr. Nussbaum is also the co-founder and board member of Digital Orchid, a wireless technology company, which sells products in 22 countries. Mr. Nussbaum was instrumental in raising over $10 million in capital for the company from investors ranging from private parties to Qualcomm. Mr. Nussbaum has a Juris Doctorate from the University of San Diego School of Law.


About Surge Global Energy, Inc.
Surge Global Energy, Inc. global headquarters are located in San Diego, California and its subsidiary Signet Energy, Inc, offices are located in Calgary, Canada. Lead by a strong management team of industry veterans in the heavy oil and gas exploitation, the company is now positioned through its subsidiary to develop oil sands leases in the Sawn Lake area of Alberta, Canada (Western Canadian Sedimentary Basin). Surge also holds a working interest in the Keg River Formation, Kitty Area of North Central Alberta, and in the Santa Rosa Dome project in Mendoza province of Argentina. For more information on the company please visit www.SurgeGlobalEnergy.com.

Contacts for media and investors:
West Coast
Benoit Rungeard
Coltrin & Associates (for Surge Global Energy)
650-373-2005
benoit_rungeard@coltrin.com

East Coast
Eric Anderson
Coltrin & Associates (for Surge Global Energy)
212-221-1616
eric_anderson@coltrin.com

Forward Looking Statement
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Those risks and uncertainties include the possibility the Company will not determine it is feasible to drill in the Farmout Lands or that if the Company does drill, it will not discover natural gas in the quantities the Company currently anticipates. Other risks and uncertainties of the Company's business could cause actual results to differ and are discussed under the heading "Risk Factors" and in other sections of the Company's SB-2 filed with the SEC on December 30, 2005, the Company's Form 10-K for the 2004 fiscal year and in the Company's other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.